Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-4 No. 333-147473);
2.	Registration Statement (Form S-8 No. 333-166969) pertaining to 2010 Performance and Equity Incentive Plan;
3.	Registration Statement (Form S-3 No. 333-223449);
4.	Registration Statement (Form S-8 No. 333-225139) pertaining to 2018 Employee Stock Purchase Plan; and
5.	Registration Statement (Form S-8 No. 333-241592) pertaining to 2020 Performance and Equity Incentive Plan of our reports dated February 25, 2021 with respect to the consolidated financial statements and financial statement schedule of SBA Communications Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of SBA Communications Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boca Raton, Florida

February 25, 2021